Exhibit 10.1

EXECUTION COPY

MF GLOBAL UK LIMITED

AND

MAN INVESTMENTS AG

AND

THE PRODUCT CLEARING CLIENTS

AMENDMENT AGREEMENT TO

INTRODUCING BROKER MASTER AGREEMENT

THIS AMENDMENT AGREEMENT is made the 20th day of March 2008

BETWEEN

(1)	MF GLOBAL UK LIMITED (previously Man Financial Limited), a company incorporated in England and Wales with limited liability (No. 1600658) which is regulated by the FSA in the conduct of its regulated activities in the United Kingdom and whose registered address is Sugar Quay, Lower Thames Street, London EC3R 6DU (the “Broker”);

(2)	MAN INVESTMENTS AG, a company incorporated in Switzerland with limited liability whose registered address is Etzelstrasse 27, 8808 Pfäffikon SZ, Switzerland (the “Introducing Broker”); and

(3)	EACH OF THE PRODUCT CLEARING CLIENTS that are party, from time to time, to the IBMA (defined below) (each a “Product Clearing Client” or “PCC”), acting through the Introducing Broker.

WHEREAS

(A)	The parties entered into an introducing broker master agreement dated 20 June 2007 (together with any amendments or supplements thereto from time to time, the “IBMA”) in respect of the provision by the Broker of clearing services to the PCCs.

(B)	The parties now wish to amend certain aspects of the IBMA as it relates to the clearing of OTC FX Transactions and certain other matters.

(C)	It is the intention of the Introducing Broker, as soon as reasonably practicable and on a best endeavours basis, to procure on behalf of the PCCs execution and clearing arrangements in respect of OTC FX Transactions with counterparties other than the Broker (so that following implementation of such arrangements the Broker is released from its obligations under clause 9.1 (Segregation in respect of OTC Transactions)).

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

Capitalised terms used but not defined in this Agreement shall have the meanings given to them in the IBMA.

2.	AMENDMENTS TO THE IBMA

2.1	The provisions of this Agreement shall amend and form part of the IBMA in accordance with clause 26 of the IBMA and shall bind all current PCCs and any PCCs acceding to the IBMA subsequent to the date of this Agreement. All provisions of the IBMA shall remain in full force and effect subject to the amendments contained herein.

2.2	The parties agree, as from the date of this Agreement, that their respective rights and obligations under the IBMA shall be varied as described below:

2.2.1	Limited exclusivity - The limited exclusivity provisions of clause 10.1 of the IBMA shall, insofar as they relate to the clearing of OTC Transactions, be disapplied in full from the date of this Agreement onwards unless and until the parties agree otherwise and any obligations of any PCC or the Introducing Broker in the IBMA or any other agreement relating to such exclusivity shall be disapplied accordingly.

2.2.2	OTC FX Transactions - Each PCC agrees that, as soon as reasonably practicable with the intention that this is within one week of the date of this Agreement, the only new OTC FX Transactions which it (or the Investment Manager acting on its behalf) will conclude with or through the Broker and which will be cleared under the IBMA are:

(a)	Non-deliverable Forward FX transactions (“NDFs”), provided that the notional value of such NDFs at any time shall not exceed US$300 million; and

(b)	FX Spot Transactions. For the purposes of this clause 2.2.2, “FX Spot Transactions” means spot transactions in FX as understood in the market in which the trade is executed plus one additional business day or, in respect of the Canadian market, plus two additional business days.

For the avoidance of doubt, such NDFs and FX Spot Transactions shall continue to fall within the scope of clause 9.1 of the IBMA.

2.2.3	During the one week period referred to in clause 2.2.2 above, each PCC agrees that it will not seek to enter any new OTC FX Transaction with the Broker which is for a period of more than five days, excluding NDFs permitted under clause 2.2.2(a) above.

3.	GOVERNING LAW

3.1	This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales and the parties hereby submit to the non-exclusive jurisdiction of the courts of England to hear any suit, action or proceedings, and to settle any dispute or claim arising out of or in connection with this Agreement.

3.2	Each party hereby agrees that any legal proceedings may be served on it by delivering a copy of such proceedings to it at its respective address set out in the IBMA.

SIGNED by and on behalf of the parties on the date which first appears in this Agreement.

MF GLOBAL UK LIMITED

By:	/s/ Kevin R. Davis	By:	/s/ Christopher Smith
Name:	KEVIN R DAVIS	Name:	CHRISTOPHER SMITH

MAN INVESTMENTS AG for itself and on behalf of each of the PCCs

By:	/s/ Laurence Fitzpatrick	By:	/s/ Andre Bruwer
Name:	LAURENCE FITZPATRICK	Name:	ANDRÉ BRUWER